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                                                                    Exhibit 23.2

                       [LETTERHEAD OF KPMG APPEARS HERE]



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574) and (333-12789), on Form S-3 (333-14025) and
(333-10383) and on Form S-4 (33-13133) of U.S. Office Products Company of our report dated August 21, 1996 relating to the financial statements of PC Direct Limited which appears in the Current Report on Form 8-K of U.S. Office Products Company.



/s/ KPMG
-------------------------------
C.C. Joyce
KPMG
Auckland, New Zealand


December 3, 1996